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                                                                  EXHIBIT 11

                        CLAREMONT TECHNOLOGY GROUP, INC.
                                AND SUBSIDIARIES
                      CALCULATIONS OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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

                                       1996                       1995                        1994
                                       -----------------------    -----------------------     -----------------------
                                       Primary   Fully Diluted    Primary   Fully Diluted     Primary   Fully Diluted
                                       -----------------------    -----------------------     -----------------------
Weighted Average Shares
Outstanding for the Period              4,597          4,597        4,117        4,117         3,940         3,940

Dilutive Common Stock
Options Using the Treasury
Stock Method                            2,549          2,432        2,736        2,736         1,863         1,863

Shares added pursuant to
SAB 83                                    466            466          466          466           466           466
                                       -----------------------    -----------------------     -----------------------
Total Shares Used for Per
Share Calculations                      7,612          7,495        7,319        7,319         6,269         6,269
                                       -----------------------    -----------------------     -----------------------
                                       -----------------------    -----------------------     -----------------------
Net Income                             $3,023         $3,023       $2,147       $2,147        $1,452        $1,452

Adjustment to Income to
Give Effect for 20% Treasury
Stock Limitation                           47             36          103          103            38            38
                                       -----------------------    -----------------------     -----------------------
Net Income as Adjusted                 $3,070         $3,059       $2,250       $2,250        $1,490        $1,490
                                       -----------------------    -----------------------     -----------------------
                                       -----------------------    -----------------------     -----------------------
Net Income Per Share                   $ 0.40         $ 0.41       $ 0.31       $ 0.31        $ 0.24        $ 0.24
                                       -----------------------    -----------------------     -----------------------
                                       -----------------------    -----------------------     -----------------------
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